UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 10, 2008

SEAGATE TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-31560	98-0355609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 309, Ugland House Grand Cayman KY1-1104, Cayman Islands	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (345) 949-8066

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 10, 2008, Seagate Technology (“Seagate”) and Charles C. Pope agreed to certain changes in his title, salary and target bonus level as a result of changes to his responsibilities. As previously announced, on April 24, 2008 Mr. Pope informed Seagate that he intended to retire from his position as Executive Vice President and Chief Financial Officer, and effective as of August 25, 2008, he transitioned to the position of Executive Vice President in charge of the Seagate Services group and the Corporate Development group. Effective as of January 5, 2009, Mr. Pope will complete transition to the position of Business Development Officer, Strategic Planning and Corporate Development. In this new position, Mr. Pope’s base salary shall be $350,000 (reduced from his current base salary of $721,011) and his 2009 target bonus level shall be 80% of his base salary (reduced from his current target bonus level of 100% of base salary).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAGATE TECHNOLOGY

Date: November 12, 2008	By:	/s/ Kenneth M. Massaroni
		Name:	Kenneth M. Massaroni
		Title:	Senior Vice President, General Counsel and Secretary